UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

COLE CREDIT PROPERTY TRUST III, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

COLE CREDIT PROPERTY TRUST III, INC. STOCKHOLDERS PLEASE VOTE! WE ENCOURAGE YOU TO CAST YOUR VOTE PROMPTLY We are pursuing a listing of our common stock on the New York Stock Exchange, which would provide our stockholders with greater access to liquidity with the ?exibility to sell or retain shares based on public market value. We believe that an amendment and restatement of our charter is desirable in order to successfully list our shares of common stock on the New York Stock Exchange. If the proposed amendment and restatement of our charter is not approved, we currently do not intend to become a listed company. We are not, however, prohibited from doing so. It is extremely important that you vote your shares, even if you only own a small number of shares. Before you vote, you should read the proxy materials. READ THE ENCLOSED MATERIALS 1 Enclosed is the following information for the Cole Credit Property Trust III Annual Meeting of Stockholders: Notice of the Annual Meeting of Stockholders, Proxy Statement that describes the proposals to be voted upon and 2012 Annual Report Proxy card for each account. Please be sure to vote all accounts. If you have any questions about the proxy statement, please call your financial advisor, our proxy solicitor, Boston Financial Data Services, toll-free at 1.888.409.4185, or the Cole stockholder helpdesk at 1.866.907.2653. PLEASE VOTE USING ONE OF THE FOUR WAYS LISTED BELOW Over the Internet Via Your Smart Phone 2 Open the web page: Scan the QR code and follow the http://www.eproxy.com/cole and follow online instructions to cast your vote. the online instructions to cast your vote. Your control number is located on Your control number is located on the the proxy card. proxy card. OR Via Telephone Complete the Proxy Card and Return by Mail For your convenience, you may cast On the proxy card, cast your vote on your vote by touch-tone telephone. the proposals, sign in black or blue ink, Please refer to the proxy card for date and return it in the postage-paid instructions and your control number. envelope provided. Please note, all parties must sign. THANK YOU YOUR VOTE If you vote by phone or the Internet, please IS VERY IMPORTANT! DO NOT mail back the proxy card. If you have any 3 We appreciate your participation and support. questions or need assistance in completing your proxy card, please call our proxy solicitor, Boston Financial Data Services, toll-free at 1.888.409.4185. 2325 EAST CAMELBACK ROAD, SUITE 1100 PHOENIX, ARIZONA 85016